EXHIBIT 10.41

                            ASSET TRANSFER AGREEMENT

                                     between

                         TEXAS INSTRUMENTS INCORPORATED,
                                  as Purchaser,

                                       and

                 HARRIS ADVANCED TECHNOLOGY (MALAYSIA) SDN. BHD,
                                   as Seller.

                            ASSET TRANSFER AGREEMENT

      This asset transfer agreement (this "Agreement") is made and entered into as of December 3, 1998, by and between Texas Instruments Incorporated, a Delaware corporation ("Purchaser"), on the one hand, and Harris Advanced Technology (Malaysia) Sdn. Bhd, a Malaysian corporation, ("Seller"), on the other hand.

                                    RECITALS:

      WHEREAS, Seller presently conducts the business (the "Commercial Logic business") of assembling and testing commercial digital logic integrated circuits (the "Commercial Logic Products"); and

      WHEREAS, Seller desires to sell and Purchaser desires to purchase the exclusive right to manufacture, market and sell the Commercial Logic products, and the goodwill and technical know-how of Seller used or useful in connection with the Commercial Logic Business, all on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreement herein contained, the parties hereto agree as follows:

                                 I. DEFINITIONS

      1.1 Definitions. As used in this Agreement, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth on Exhibit A hereto.

                             II. PURCHASE OF ASSETS

      2.1 Purchase and Sale of Transferred Assets. Seller hereby sells, transfers, conveys, assigns and delivers, and Purchaser hereby purchases and accepts, all of Sellers' right, title and interest in the goodwill, technical know-how and processes associated with the commercial logic business; and to the rights, properties and assets described in this Section 2.1 (collectively, the "Transferred Assets"), free and clear of all Liens except Permitted Liens:

            (a) Products. All rights, title and interest of Seller in and to the Commercial Logic Products and the manufacture, marketing and sale thereof.

            (b) Component Testing Software and Hardware and Associated Documentation. The component software programs, associated probe cards and final test fixtures (including diagrams thereof), and associated documentation.

            (c) Product Software. The design, development, application and technical support software and associated documentation.

            (d) Technical Data. All technical information related to the Commercial Logic Products and the manufacture, marketing and sale thereof.

            (e) Books and Records. All the books and records of the Commercial Logic Business.

      2.2 Excluded Assets. No rights, properties or assets of Sellers shall be included in the Transferred Assets except to the extent expressly referenced in
Section 2.1. As an example, no cash, work-in-process, receivables, fixtures, realty, capital assets, or management information systems are included as Transferred Assets. Purchaser shall not acquire under the terms of this Agreement any title or interest in the name "Harris" or "Harris Semiconductor" or Sellers' monograms, logos, trademarks, or any variations or combinations thereof.

                          III. [INTENTIONALLY OMITTED]

                               IV. PURCHASE PRICE

      4.1 Purchase Price. In consideration of the conveyance of Purchaser of the Transferred Assets and the other rights granted to Purchaser pursuant hereto, Purchaser shall pay the Closing Date Payment to the Seller in accordance with
Section 4.2.

      4.2 Payments of Purchase Price. At the Closing, Purchaser will pay U.S. $7,800,000 (the "Closing Date Payment") to the Seller by wire transfer.

                                   V. CLOSING

      5.1 Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas (or at such other place as the parties may designate), at 9:00 a.m. on December 3, 1998 or the third Business Day after such later date as the conditions specified in Sections 5.4 and 5.5 are fulfilled. The date on which the Closing is effected is referred to in this Agreement as the "Closing Date."

      5.2 Deliveries at Closing. At the Closing:

            (a) Sellers shall deliver to Purchaser the items described in clauses (i) through (iii) below:

                  (i) evidence that the party signing this Agreement on behalf of Seller is authorized to do so;

                  (ii) the officers' certificates referenced in Section 5.4(c); and

                  (iii) all other documents, certificates, instruments or writings reasonably requested by Purchaser in connection herewith.

            (b) Purchaser shall deliver to Seller the items described in clauses
(i) through (iv) below:

                  (i) the Closing Date Payment by wire transfer of immediately available funds to the account or accounts designated by Seller no later than two Business Days prior to Closing;

                  (ii) evidence that the party signing this Agreement on behalf of Purchaser is authorized to do so;

                  (iii) the officer's certificate referenced in Section 5.5(c); and

                  (iv) all other documents, certificates, instruments or writings reasonably requested by Sellers in connection herewith.

      5.3 Delivery of Purchased Assets. Title to the Transferred Assets passes to Purchaser as of the Closing at the applicable places of business of Seller. Promptly following the Closing, Sellers will place Purchaser in full possession and control of the Transferred Assets. All information capable of electronic transmission will be transmitted to Purchaser in such manner. All other assets and information will be delivered by Seller to such locations as Purchaser shall designate by means of delivery reasonably designated by Purchaser, but at Seller's cost and risk of loss.

                  VI. REPRESENTATIONS AND WARRANTIES OF SELLERS

      Seller makes the following representations and warranties to Purchaser, each of which shall be true and correct as of the date hereof and as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made.

      6.1 Organization and Good Standing. HAT is a corporation validly existing and in good standing under the laws of Malaysia and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

      6.2 Authorization and Effect of Agreement. Seller has the requisite corporate power and authority to execute and to deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the performance by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

      6.3 No Conflicts. The execution and delivery of this Agreement by Seller does not, and the performance by Sellers of the transactions contemplated by this Agreement will not, conflict with, or result in any violation of, or constitute a default under, or, as applicable, give rise to the creation of a Lien upon any of the Transferred Assets or to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under,
(a) any provision of the Certificate of Incorporation or Bylaws or other applicable constituent documents of Seller, or (b) any Law or Order applicable to or binding on either Seller or its assets. Except for expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), no Consent is required to be obtained, made or given (whether pursuant to applicable Law, Contract or otherwise) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

      6.4 Financial Data. All historical financial data related to the Commercial Logic Business provided to Purchaser in connection with the negotiation of the transactions contemplated hereby (i) was accurately extracted from the books and records of Seller, (ii) except as identified on Schedule 6.5 hereto, was prepared in accordance with generally accepted accounting principles consistently applied, and (iii) fairly presents in all material respects the assets, liabilities and results of operations of the Commercial Logic Business.

      6.5 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to Seller's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. There are no lawsuits, claims, administrative or other proceedings or investigations relating to the conduct of the Commercial Logic Business or otherwise affecting the Transferred Assets pending, or, to Seller's knowledge, threatened against Seller. There are no judgments, orders or decrees of any Governmental Authority binding on Seller that relate to the Commercial Logic business or otherwise affect the Transferred Assets.

      6.6 Title to and Condition of Assets. Seller has, and at Closing, Seller will convey to Purchaser, good, valid and indefeasible title to the Transferred Assets, free and clear of all Liens other than Permitted Liens. The Transferred Assets, taken as a whole, are usable in the regular and ordinary course of business and conform to all applicable Laws.

      6.7 Disclosure. No representation or warranty of Seller contained herein, and no statement contained in any document or other instrument to be furnished by Seller to Purchaser in connection with the transactions contemplated hereby, contains or will contain any untrue statements of a material fact or omits or will omit to state a material fact necessary to make the representation, warranty or statement so made not misleading.

                VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby makes the following representations and warranties to Seller, each of which shall be true and correct as of the date hereof and as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made.

      7.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

      7.2 Authorization and Effect of Agreement. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

      7.3 No Conflicts. The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of the transactions contemplated by this Agreement will not, conflict with, or result in any violation of, or constitute a default under (a) any provision of the Certificate of Incorporation or Bylaws of Purchaser, (b) any of the terms, conditions, or provisions of any agreement or other document by which Purchaser is bound, or
(c) any Law or Order applicable to or binding on Purchaser. Except for expiration of the waiting period under the HSR Act, no Consent is required to be obtained, made or given (whether pursuant to applicable law, Contract or otherwise) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

      7.4 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to Purchaser's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement.

      7.5 Disclaimer. Other than as specifically provided in this Agreement or in any exhibit, schedule or document delivered pursuant hereto, the Purchaser acknowledges and agrees that the Transferred Assets are transferred on an "as is, where is," basis "with all faults" and that the Seller is not making any further representations or warranties of any kind, express or implied, respecting the Transferred Assets. The Purchaser acknowledges that any projections provided by Seller are for illustrative purposes only and do not form the basis for any liability.

                         VIII. [INTENTIONALLY OMITTED]

                           IX. POST-CLOSING COVENANTS

      9.1 Covenant Not to Compete. Seller agrees that prior to the fifth anniversary of the Closing Date, Seller will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in assembly and test of Commercial Logic Products or other products in these families having similar integration levels and performance characteristics; provided, however, that nothing herein shall preclude Seller from (i) owning an equity interest of five percent or less (a) of any publicly traded company listed on a national stock exchange or on the NASDAQ national market system or (b) in ventures, partnerships or other entities that do not constitute affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended) of Seller, (ii) acquiring the capital stock or assets of any business that derives less than 10% of its consolidated revenues from an activity prohibited by the foregoing provisions, so long as the Seller makes their best efforts to divest that portion of the acquired business that is engaged in such prohibited activity within 12 months following such acquisition,
(iii) engaging in the manufacturing, marketing and sale of Military Logic Products, radiation hardened products or other military products having similar integration levels and performance characteristics, (iv) manufacturing, marketing, designing or selling products or systems that integrate or utilize Commercial Logic Products manufactured by third parties, or (v) manufacturing, marketing, designing or selling products or systems of any other digital logic product having substantially greater integration and performance characteristics.

      9.2 Confidentiality. Seller agrees that from and after the Closing, Seller will not, directly or indirectly, disclose, reveal, divulge or communicate to any person or entity other than authorized officers, directors and employees of Purchaser, or use or otherwise exploit for its own benefit or for the benefit of anyone other than Purchaser, any Confidential Information (as defined below). Seller shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by Law or in the enforcement of its rights hereunder; provided, however, that in the event disclosure is required by applicable Law, Seller shall, to the extent reasonably possible, provide Purchaser with prompt notice of such requirement prior to making any disclosure so that Purchaser may seek an appropriate protective order. For purposes of this Section 9.2, "Confidential Information" shall mean any confidential information with respect to the conduct or details of the Commercial Logic Business, including, without limitation, methods of operation, customers, and customer lists, products, proposed products, former products, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, or other specialized information or proprietary matters. The term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement, (b) becomes generally available to the public other than as a result of a disclosure by Seller not otherwise permissible thereunder, (c) is independently developed by Seller as established by documentary evidence or
(d) Seller learns from other sources where such sources have not, to Seller's knowledge, violated their confidentiality obligation to Purchaser.

      9.3 Specific Performance: Reformation. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of Section 9.1 or
9.2 will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever. In the event that the provisions of Section 9.1 or 9.2 should ever be deemed to exceed the limitations provided by applicable Law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

      9.4 Maintenance of Books and Records. Seller and Purchaser shall preserve until the seventh anniversary of the Closing Date all records possessed by such party relating to the assets, liabilities or operations of the Commercial Logic Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the relevant officers and employees of such party and
(ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities and operations of the Commercial Logic Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided that, as to so much of such information as constitutes trade berets or confidential business information of such party, the requesting party and its representatives will use due care to not disclose such information except (i) as required by Law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party and its representatives. Such records may nevertheless be destroyed by a party if such party sends the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day following delivery of such notice unless the other party objects to the destruction, in which case the party seeking to destroy the records shall either agree to retain such records or to deliver such records to the objecting party.

                           X. [INTENTIONALLY OMITTED]

                           XI. [INTENTIONALLY OMITTED]

                          XII. MISCELLANEOUS PROVISIONS

      12.1 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

            (a)   If to Seller, to:

                  Harris Advanced Technology (Malaysia) Sdn Bhd
                  73 Lorong Enggang
                  Ulu Kelang, Free Trade Zone
                  54200 Kuala Lumpur, Malaysia
                  Attention to:  C. V. Kwong
                  Facsimile No.: (603) 4562414

                  with a copy to:

                  Harris Semiconductor
                  P.O. Box 883, M'S 53-209
                  Melbourne, Florida 32902-0083
                  Attention:  Stephen K. Cusick, Esq.
                  Facsimile No.: (407) 729-5392

                  and to:

                  Harris Corporation
                  1025 West NASA Boulevard, M'S 119 CHQ
                  Melbourne, Florida 32919
                  Attention:  Corporate Secretary
                  Facsimile No.: (407) 727-9222

            (b)   If to Purchaser, to:

                   Texas Instruments Incorporated
                   7839 Churchill Way, M'S 3995
                   Dallas, Texas 75251
                   - or -
                   P.O. Box 650311, M'S 3995
                   Dallas, Texas 75265
                   Attention: Charles D. Tobin
                   Facsimile No.: (214) 917-3804

                   with a copy to:

                   Texas Instruments Incorporated
                   8505 Forest lane, M'S 8658
                   Dallas, Texas 75243
                   - or -
                   P.O. Box 660199, M'S 8658
                   Dallas, Texas 75266
                   Attention: Richard 3. Agnich, Esq.
                   Facsimile No.: (972) 480-506l

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

      12.2 Expenses. Except as otherwise expressly provided herein, each party hereto will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

      12.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that upon notice to Seller delivered in accordance with Section 12.1, Purchaser may assign or delegate any or all of their rights or obligations under this Agreement to any Affiliate thereof or to any Person that directly or indirectly acquires, after the Closing, all or substantially all of the assets or voting stock of Purchaser, but such assignment or delegation shall not relieve Purchaser of any obligation hereunder.

      12.4 Waiver. Purchaser may, by written notice to Seller, and Seller may, by written notice to Purchaser, (a) extend the time for performance of any of the obligations of the other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided however, that no such party may, without the prior written consent of the other parties, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      12.5 [INTENTIONALLY OMITTED.]

      12.6 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually he determined by Purchaser and Seller to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties.

      12.7 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      12.8 Further Assurances. From time to time, as and when requested by any party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments, make such other deliveries and take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

      12.9 Applicable Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the rules and substantive laws of the State of Florida, United States of America, without regard to conflicts of law provisions thereof

      12.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

      12.11 Tides and Headings. Tides and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      12.12 Invalid Provisions. If any provision of this Agreement is held to he illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Seller on the one hand and Purchaser on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

      12.13 Bulk Sales. Purchaser waives compliance by Seller with the provisions of the so-called bulk sales Law of any applicable jurisdiction; provided, however, that Seller will indemnify, defend and hold harmless Purchaser in respect of any Indemnifiable loss relating to, resulting from or arising out of Seller' failure to comply with such Laws in connection with the transactions contemplated by this agreement.

      12.14 Transfers. Purchaser and Seller will cooperate and take such action (as may be reasonably requested by the other in order to effect an orderly transfer of the Transferred Assets with a minimum of disruption to the operations and employees of the businesses of Purchaser and Seller.

      12.15 Transfer Taxes. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees or other similar costs of Closing with respect to the transfer of the Transferred Assets or otherwise on account of this Agreement or the transactions contemplated hereby will be borne one-half by Seller and one-half by Purchaser.

      12.16 Brokers. Purchaser hereby agrees to indemnify and hold harmless Seller, and Seller hereby agrees to indemnify and hold harmless Purchaser, against any liability, claim, loss, damage or expense incurred by Seller or Purchaser, respectively, relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by Purchaser or Seller, respectively.

      12.17 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover in such action its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     TEXAS INSTRUMENTS INCORPORATED

                                     By: /s/ Glenn Culhane
                                         -------------------------------------
                                     Name:  Glenn Culhane
                                     Title:  Vice president - Texas Instruments,
                                     Manager World Wide Standard Linear and
                                     Logic Products


                                     HARRIS ADVANCED TECHNOLOGY
                                     (MALAYSIA) SDN. BHD

                                     By: /s/ Bryan R. Roub
                                         -------------------------------------
                                     Name: Bryan R. Roub
                                     Title: Director

                                    EXHIBIT A
                                   DEFINITIONS

      "Affiliate" shall mean with respect to any Person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with that Person.

      "Agreement" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to Close.

      "Closing Date Payment" shall have the meaning ascribed to such term in
Section 4.2 of this Agreement.

      "Closing Date" shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

      "Closing" shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

      "Commercial Logic Business" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Commercial Logic Products" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Consent" shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

      "Contract" shall mean any agreement, contract, lease, commitment, license, undertaking or other legally binding contractual right or obligation to which a Person is a party or by which a Person or its assets or properties are bound.

      "Governmental Authority" shall mean any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator.

      "HSR Act" shall have the meaning ascribed to such term in Section 6.3 of this Agreement.

      "HAT" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Laws" shall mean all federal, state, local or foreign laws, ordinances, rules and regulations.

      "Liens" shall mean all tide defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, tide imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other tide or interest retention arrangements, reservations or limitations of any nature.

      "Order" shall mean any judgment, award, order, writ, injunction or decree issued by any Governmental Authority.

      "Permits" shall mean all permits, licenses, approvals, franchises, notices and authorizations issued by any Governmental Authority.

      "Permitted Liens" shall mean Liens for taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty.

      "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, Governmental Authority or other entity.

      "Purchase Price" shall have the meaning ascribed to such term in Section
4.1 of this Agreement.

      "Purchaser" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Seller" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Transferred Assets" shall have the meaning ascribed to such term in
Section 2.1 of this Agreement.

                                  Schedule 6.5

                        Financial Data "GAAP" Exceptions

Historical financial data used in this transaction was prepared in accordance with generally accepted accounting principles (GAAP) except for the data regarding the following matters:

            (i) A constant exchange rate for Malaysia was used in all periods.

            (ii) Corporate Headquarters or Sector charges pertaining to Management Information Systems and other similar charges for systems used throughout the business were not reflected in the historical financial data.

            (iii) Normal year-end adjustments to financial results, which were immaterial when viewed in the aggregate, were not reflected in the historical financial data.